EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of August 1, 1998, by and among THE ENTERTAINMENT INTERNET, INC., a Nevada corporation ("EINI"), THE ENTERTAINMENT INTERNET, INC., and California Corporation, dba CASTNET.com., a wholly owned subsidiary of EINI ("CASTNET"), and ONLY MULTIMEDIA NETWORK INCORPORATED, a California corporation ("OMNI"), with reference to the following facts:

                                    RECITALS

                  A. WHEREAS, OMNI is a privately held California corporation engaged in the business of providing internet casting services and EINI is a Nevada corporation not currently engaged in any active business, which is qualified to trade on the NASD Bulletin Board pursuant to a currently effective Rule 15(c)(2)(11) filing with the Securities and Exchange Commission; and

                   B. WHEREAS, the Board of Directors of OMNI believes it would be beneficial to OMNI's ability to finance its business to merge into a publicly traded shell corporation such as EINI; and

                  C. WHEREAS, EINI received cash compensation of $125,000 (which was paid out pursuant to a Consulting Agreement by EINI to Peter Berney or his affiliates) as otherwise described herein, and the acquisition of an operating business to enhance the trading market and value of its shares;

                  D. WHEREAS, the parties have determined it will be in the best interest of the merged entity to be operated as a wholly owned subsidiary of EINI; and

                  E. WHEREAS, subject to the terms and conditions of this Agreement, OMNI will merge with and into CASTNET which will be the surviving corporation (the "Merger"); and

                   F. WHEREAS, each outstanding option, warrant, convertible note, and share of common and preferred stock of OMNI will be converted on a one-for-one basis into an equal number options, warrants, convertible notes, and shares of Rule 144 restricted common and preferred stock of EINI upon consummation of the Merger; and

                  G. WHEREAS, the Boards of Directors of OMNI and EINI, deeming the above described merger as desirable in the best interest of their respective shareholders, have approved and authorized this merger subject to the terms and conditions herein;

                                       1
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                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                             (INTENTIONALLY OMITTED)

                                   DEFINITIONS

                                    ARTICLE 2

                                   THE MERGER

     2.1 The Merger .

     (a) As of the date of this Agreement, EINI has outstanding 9,600,000 shares of common stock held by approximately 35 shareholders. One of the shareholders of EINI is Bristol Asset Management IV, LLC ("Bristol") which acquired (i) 2,400,000 shares of common stock from the pre-existing shareholders of EINI and
(ii) 3,000,000 restricted shares of common stock in contemplation of the merger for consideration in the amount of $125,000 to EINI. EINI then paid $125,000 as a fee to Peter Berney for services provided in contemplation of the merger.

     (b) In connection with the formation of CASTNET, EINI will issue 8,852,279 shares of EINI Common Stock, 5,400 shares of EINI Preferred Stock to CASTNET and warrants, option and convertible notes, convertible into 5,854,721 shares of EINI Common Stock (the "New EINI Shares"). The New EINI Shares will be issued as private placement shares subject to Regulation D as a private placement of unregistered shares, and subject to legend and resale restrictions under Rule
144. The 8,852,279 shares of EINI Common Stock and 5,400 shares of EINI Preferred Stock held by CASTNET, upon completion of the Merger, will be exchanged for each share of OMNI Common Stock and OMNI Series B Preferred Stock on a one-for-one basis as of the Effective Time.

     (c) In connection with the Merger, each holder of warrants, options or convertible notes of OMNI will receive an identical instrument in EINI, in terms of all rights preferences and privileges, and CASTNET will be operated as a wholly owned subsidiary of EINI, which shall own all of the issued and outstanding shares of CASTNET. All debts, liabilities, obligations, contracts and assets of OMNI will, by operation of law as of

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the Effective Time, become the debts,  obligations,  contracts,  liabilities and assets of CASTNET.

                   2.2 Certificate of Merger. A certificate of merger, (the "Certificate of Merger"), shall be prepared, executed and delivered to the Secretary of State of the State of California (the "California Secretg[y") for filing on the Closing Date in accordance with the General Corporation Law of the State of California (the "Corporation Law").

                   2.3 Effective Time. The Merger shall become effective upon the filing of the Certificate of Merger with the California Secretary in accordance with the provisions of the Corporation Law. The date and time of the filing with the California Secretary is referred to herein as the "Effective Time."

                   2.4 Tax-Free Merger. The parties intend that the Merger will be treated as a tax-free reorganization and nonrecognition transaction under
Section 368 of the Internal Revenue Code of 1986, as amended.

                                    ARTICLE 3

                              EFFECT OF THE MERGER

                  3.1 General. At the Effective Time, the separate existence of OMNI shall cease and CASTNET shall continue as the surviving corporation, subject to Section 3.6 (CASTNET sometimes is referred to hereinafter as the "Surviving Corporation"), and shall possess all the rights, privileges, powers, immunities and franchises, of a public as well as a private nature, of OMNI (referred to hereinafter as the "Disappearing Corporation"); all property, real, personal and mixed, and all debts due on whatever account, including subscriptions for shares stock options and warrants, and all choices in action, and all and every interest, of or belonging to or due the Disappearing Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in the Disappearing Corporation shall not revert or be in any way impaired by reason of the Merger. From and after the Effective Time, the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of the Disappearing Corporation so merged, and any claim existing or Action or proceeding pending by or against the Disappearing Corporation may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Corporation Law, and neither the rights of creditors nor any Liens upon the property of the Disappearing Corporation shall be impaired by the Merger, all with the effect set forth in the Corporation Law.

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                    3.2  Conversion of  Securities.  At the  Effective  Time, by
  virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                           (a)   Each  share of  OMNI Common  Stock  issued  and
outstanding immediately prior to the Effective Time and owned beneficially or of record by OMNI shareholders shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of EINI (the "New EINI Shares") in a 1: 1 exchange ratio.

                           (b)  Each  share  of OMNI  Common  Stock  issued  and
outstanding immediately prior to the Effective Time and held by OMNI (including shares held as treasury stock) or owned beneficially or of record by EINI or any direct or indirect subsidiary of EINI shall be canceled and no consideration shall be delivered in exchange therefor.

                           (c) Each  share  of OMNI  Series  B  Preferred  Stock
outstanding immediately prior to the Effective Time and owned beneficially or of record by OMNI shareholders shall be converted into and become one validly issued, fully paid and nonassessable share of EINI Series B Preferred Stock, $500 par value per share (the "EINI Preferred Shares ").

                           (d) Each option,  warrant,  and  convertible  note of
OMNI outstanding immediately prior to the Effective Time shall be assumed by EINI and shall be deemed to constitute an option, warrant or convertible note, as the case may be, to acquire, on the terms and conditions as were applicable under such option, warrant, or convertible note, the same number of EINI common stock as the holder of such option, warrant or convertible note would have been entitled to receive pursuant to the Merger had such holder exercised such option or warrant, or converted such convertible note, in full immediately prior to the Effective Time (not taking into account whether such option, warrant or convertible note was in fact exercisable or convertible at such time). As soon as practicable after the Effective Time, EINI shall deliver to each holder of an OMNI option, warrant and convertible note an instrument in EINI, in substantially identical terms of all rights, preferences and privileges as the OMNI option, warrant and convertible note, as the case may be.

                  3.3 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, dissenting shares as defined in the Corporation Law ("Dissenting Shares") shall not be converted into the right to receive the New EINI Shares at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for payment of the fair value of such shares in accordance with Article 13 of the Corporation Law or becomes ineligible for such payment. If a holder of Dissenting Shares shall withdraw his or her demand for payment of the fair value of such shares in accordance with
Article 13 of the Corporation Law or shall become ineligible to receive such payment, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall be automatically converted into and represent the right to receive the New EINI Shares. OMNI

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 shall give EINI  prompt  notice of any  notices of intent to assert  dissenters rights and to demand payment or withdrawals of notices of intent to assert dissenters rights and to demand payment and will not, except with the prior written consent of EINI, settle or compromise or offer to settle or compromise any such notices, voluntarily make any payment with respect to any notice of intent to demand payment for shares of OMNI Common Stock or Series B Preferred Stock or approve any withdrawal of any such notice. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under the Corporation Law.

                   3.4     Exchange of Certificates and EINI Exchange Fund.

     (a) Prior to the Closing Date, EINI shall appoint its transfer agent to act as exchange agent (the "Exchange Agent") in the Merger.

     (b) Not later than five (5) business days prior to the Effective Time, EINI shall deposit, or cause to be deposited, with the Exchange Agent, for exchange in accordance with this Section 3.4, the requisite number of EINI Shares to be exchanged equally for the Outstanding Shares (the "EINI Exchange Fund").

     (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record a certificate or certificates which represent Outstanding Shares (the "Certificates"), a letter of transmittal (the "Letter of Transmittal") for use in effecting the surrender of the Certificates in exchange for the EINI Shares. Upon surrender of a Certificate to the Exchange Agent and a duly executed and completed Letter of Transmittal, the holder of such Certificate (the "Holder") shall be entitled to receive in exchange therefor as soon as practicable one share of EINI stock equivalent to the class or series of OMNI Stock represented by the Certificate being surrendered. Each Certificate surrendered shall forthwith be canceled. At the Effective Time, the Holder of a Certificate shall have no rights with respect to shares of OMNI Common Stock other than to surrender such Certificate pursuant to this Section
3.4 or, if the Holder holds Dissenting Share, to demand payment of the fair value thereof pursuant to Article 13 of the Corporation Law or to exercise any other rights under the Corporation Law.

     (d) The Exchange Agent shall follow the same procedure with respect to lost, stolen or mutilated Certificates as OMNI followed with respect to lost, stolen or mutilated certificates prior to the Effective Time.

     (e) Neither EINI, CASTNET nor any other Party hereto shall be liable to a holder of OMNI Common Stock/Shares for any certificates delivered to a Governmental Authority pursuant to applicable abandoned property, escheat and other Laws.

                  3.5 No Transfers of Stock After Effective Time. After the Effective Time, there shall be no transfers of any shares of OMNI Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the

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 Surviving  Corporation,  they  shall be  forwarded  to the  Exchange  Agent and exchanged in accordance with Section 3.4(c), subject to applicable law in the case of Dissenting Shares.

                   3.6      Certificate of Incorporation and Bylaws.

     (a) The Articles of Incorporation of CASTNET in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

     (b) The Bylaws of CASTNET in effect at the Effective Time shall be the Bylaws of the Surviving Corporation.

                                    ARTICLE 4

                           PROXY STATEMENT PROSPECTUS

                  4.1 Notice to OMNI Shareholders. OMNI shall, in accordance with the Corporation Law and the Articles of Incorporation and Bylaws of OMNI, give notice of the Merger and solicit the consent of its Shareholders to the Merger by Written Consent of its shareholders as soon as practicable after the date hereof (and in any event on or before February 26, 1999) for the purpose of considering and taking action upon the approval of this Agreement and the Merger. The notice to the OMNI Shareholders shall state that shareholders of OMNI are entitled to assert dissenters' rights under Article 13 of the Corporation Law. OMNI will include in the notice the recommendation of the Board of Directors of OMNI that shareholders of OMNI consent to the approval of this Agreement and the Merger by written consent in lieu of a special meeting. OMNI will inform the shareholders that Bristol holds majority voting power of the OMNI and EINI shares and that it intends to consent to the approval of this Agreement and the Merger. OMNI will take all other actions reasonably necessary to secure the approval of the Merger and this Agreement by OMNI's shareholders under the Corporation Law.

                  4.2      EINI Shareholders' Consent.

                           EINI Shareholders Meeting. EINI shall, in  accordance
with the corporation laws of the State of Nevada and the Articles of Incorporation and Bylaws of EINI, solicit the consent of its shareholders (the EINI Shareholder's Consent") as soon as practicable after the date hereof(and in any event on or before February 26, 1999) for the purpose of considering and taking action upon amendment to the Articles of Incorporation of EINI to authorize the exchange of the new EINI Shares for the OMNI Exchangeable Shares, the Merger and such other matters as may be deemed necessary or appropriate by the Board of Directors of EINI.

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                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF OMNI

                   As a material inducement to EINI and CASTNET to enter into this Agreement and to consummate the transactions contemplated hereby and except as otherwise set forth in the OMNI Disclosure Schedules to be delivered by OMNI to EINI and CASTNET, OMNI represents and warrants to EINI and CASTNET as follows:

                   5.1      Organization and Qualification.

     (a) OMNI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as it is now being conducted.

     (b) OMNI (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person.

     (c) OMNI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary.

     (d) OMNI has provided or will provide to EINI access to true and correct copies of (i) the Articles of Incorporation and Bylaws and (ii) the complete minute book and stock records of OMNI.

                   5.2     Capitalization

     (a) The authorized capital stock of OMNI consists of (i) 60,000,000 shares of stock ("OMNI Common Stock"), of which 8,852,279 shares are issued and outstanding, and 5,854,721 shares are reserved for issuance upon the exercise of outstanding options and warrants and conversion of preferred stock and notes, and (ii) 1,000,000 shares of preferred stock, of which 5,400 shares are issued and outstanding ("OMNI Series B Preferred"). All issued and outstanding shares of OMNI Common Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Other than such shares, options, warrants, convertible preferred stock and convertible notes set forth above, there are no shares of capital stock or other equity securities of OMNI outstanding and no outstanding options, warrants, subscription rights (including any preemptive rights), or commitments of any character whatsoever to which OMNI is a party or is bound, requiring or which could require the issuance or sale by OMNI of any shares of capital stock of OMNI or

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 any securities  convertible  into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of OMNI.

                   5.3      Authority.

     (a) OMNI has the requisite corporate power and authority to enter into each OMNI Document, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. Except for the approval of shareholders of OMNI, the execution and delivery of the OMNI Documents by OMNI and the consummation by OMNI of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of OMNI. Each OMNI Document has been duly executed and delivered by OMNI and constitutes a legal, valid and binding obligation of OMNI, enforceable against OMNI in accordance with its terms.

     (b) Consent, approval, order or authorization of, notice to, registration or filing with any Governmental Authority is necessary in connection with the execution and delivery of the OMNI Documents by OMNI or the consummation by OMNI of the transactions contemplated by the OMNI Documents.

                  5.4  Audited  Financial  Statement.   The  audited  financial
statements of OMNI at December 31, 1997 (the " 1997 Financial Statements") were prepared in accordance with GAAP and present fairly the financial position, results of operations and changes in financial position of OMNI as of the dates and for the periods indicated. Except as noted in the footnotes contained in the Financial Statements, such Financial Statements and footnotes were rendered without qualification or exception and were not subject to any contingency. The Financial Statements reflect, as of the date thereof, the interest in the assets, liabilities and operations of OMNI.

                  5.5      Intentionally Omitted.

                  5.6 Labor Matters. There are no present or, to the knowledge of OMNI, threatened Actions or work stoppages relating to any OMNI Personnel. OMNI is not a party to any collective bargaining agreement with respect to employees and, to the Knowledge of OMNI, there are no activities of any labor union seeking to represent or organize the employees of OMNI. No unfair labor practice, or race, sex, age, disability or other discrimination, complaint is pending, nor is any such complaint, to the Knowledge of OMNI, threatened against OMNI before the National Labor Relations Board, Equal Employment Opportunity Commission or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of OMNI, threatened against OMNI.

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                  5.7  Employee  Benefit  Plans.  Since  the  date  of the  OMNI
Financial Statements, there has not been any adoption or amendment in any material respect by OMNI of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of OMNI or any person affiliated with OMNI under Section 414(b), (c), (m) or (o) of the Code (collectively, "OMNI Benefit Plans"). All OMNI Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and OMNI has no liabilities or obligations with respect to such OMNI Benefit Plan, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course), nor to the knowledge of OMNI are any such liabilities or obligations expected to be incurred.

                   5.8 Transactions with Certain Persons. To the knowledge of OMNI, no current OMNI Personnel, or any member of the immediate family of any current OMNI personnel or any other Affiliate of OMNI is presently a party to any material agreement, arrangement or other transaction with OMNI, other than employment agreements or independent contractor agreements made available to EINI and CASTNET, or has an interest in any party to such contracts.

                  5.9 Payments. OMNI has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official, governmental authority or other person, in the United States or any other country, which is in any manner related to the business or operations of OMNI which OMNI knows or has reason to believe to have been illegal under any federal, state or local Law of the United States or the laws of any other country having jurisdiction; and OMNI has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers or which violate any applicable law.

                  5. 10 Board Actions. The Board of Directors of OMNI (at a meeting duly called and held) has resolved to recommend approval of this Agreement by the shareholders of OMNI.

                  5. 11 Required Vote. Approval of the Merger and this Agreement by shareholders of OMNI will require (a) the approval of a majority of the outstanding shares of OMNI Common Stock and (b) the approval of a majority of the outstanding shares of OMNI Preferred Stock.

                  5.12 Disclosure. The representations and warranties of OMNI herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of OMNI to EINI and CASTNET as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact

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necessary  in order to make the  statements  herein or therein,  in light of the circumstances under which they were made, not misleading. To the knowledge of OMNI, there are no material facts or circumstances relating to OMNI which have not been disclosed herein to EINI and Castnet. There is no fact known to OMNI that has specific application to OMNI (other than .general economic or industry conditions) and that materially adversely affects or, as far as OMNI can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of OMNI (on a consolidated basis) that has not been set forth in this Agreement or the schedules hereto.

     The foregoing notwithstanding, OMNI makes no representations or warranties regarding the impact or effect of any actions which EINI or CASTNET may take before or after the Closing or which OMNI may take after the Closing.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF EINI

                   6.1      Organization and Qualification

     (a) EINI is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted.

     (b) Except for CASTNET, EINI (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to 0 make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person.

     (c) EINI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Material Adverse Effect.

     (d) EINI has provided or will provide to OMNI access to true and correct copies of the Articles of Incorporation and Bylaws and complete minute book.

                  6.2      Capitalization.

     (a) The authorized capital stock of EINI consists of (i) 50,000,000 shares of Common Stock, $0.01 par value per share, of which 9,600,000 shares are issued and outstanding not including shares issued to CASTNET and no shares are reserved for issuance

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 upon the exercise of  outstanding  options and  warrants,  and (ii)  10,000,000 shares of Preferred Stock, of which 5,400 shares are issued and outstanding and held by CASTNET. All issued and outstanding shares of EINI Common Stock and EINI Preferred Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Other than such shares, options and warrants listed on above, there are no shares of capital stock or other equity securities of EINI outstanding and no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which EINI is a party or is bound, requiring or which could require the issuance, sale or transfer by EINI of any shares of capital stock of EINI or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of EINI. There are no stock appreciation rights relating to EINI.

     (b) The authorized capital of CASTNET consists of (i) 50,000,000 shares of common stock, $.01 par value per share, of which 1,000,000 shares are issued and outstanding and held by EINI. There are no classes of preferred stock or outstanding options or warrants in CASTNET.

     (c) Upon completion of the Merger the outstanding common stock of EINI shall be held as follows: 3,600,000 to the pre-existing shareholders of EINI; 3,600,000 shares of restricted common stock to Bristol in consideration for a payment of $125,000; 2,400,000 shares of restricted common stock acquired by Bristol from the pre-existing shareholders of EINI, and 8,852,279 shares of restricted common stock issued to the former common shareholders of OMNI and 5,400 shares of preferred stock issued to the former preferred shareholders of OMNI. In addition, there shall be 5,854,721 shares reserved for issuance upon the exercise of outstanding options and warrants on the same terms and conditions as held by the former holders of such rights in OMNI.

                   6.3     Authority.

     (a) EINI has the requisite corporate power and authority to enter into this Agreement, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by EINI and the consummation by EINI of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of EINI. This Agreement has been duly executed and delivered by EINI and constitutes a legal, valid and binding obligation of EINI, enforceable against EINI in accordance with its terms.

     (b) The execution and delivery by EINI of this Agreement does not, and the consummation of the transactions contemplated thereby will not, (i) conflict with, or result in a violation of, any provision of bylaws or other charter documents of EINI, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or

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


 acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which EINI is a party or to which the properties or assets of EINI are subject, except for such violations, conflicts, breaches, defaults, terminations or accelerations which would not, individually or in the aggregate, have a material adverse effect,
 (iii) create any lien upon any of the properties or assets of EINI, or (iv) constitute, or result in, a violation of any law applicable to EINI or any of the properties or assets of EINI.

     (c) No consent, approval, order or authorization of, notice to, registration or filing with any governmental authority or other person is necessary in connection with the execution and delivery of this Agreement by EINI or the consummation by EINI of the transactions contemplated by this Agreement.

                   6.4 Financial Statements and Report. Since December 1, 1997, EINI has timely filed all registrations, forms, reports, statements, notices, schedules and documents required to be filed with the Commission, and all amendments or supplements to any of the above (collectively, the "EINI
Reports"). Each of the EINI Reports, as of their respective filing dates, complied in all material respects with the Securities Act and the Exchange Act. As of their respective dates, the EINI Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements of EINI included or incorporated by reference in the EINI Reports (the "EINI Financial Statements") were prepared in accordance with GAAP and present fairly the financial position, results of operations and changes in financial position of EINI as of the dates and for the periods indicated. Except as noted in the footnotes contained in the EINI Financial Statements, such EINI Financial Statements and footnotes were rendered without qualification or exception and were not subject to any contingency. No event has occurred since the preparation of the EINI Financial Statements that would require a restatement of the EINI Financial Statements under GAAP other than by reason of a change in GAAP. EINI has heretofore furnished to OMNI a complete and correct copy of all amendments and modifications which have not been filed with the Commission to all agreements, documents and other instruments which have been previously filed by EINI with the Commission and which are in effect on the date hereof.

                  6.5 Absence of Undisclosed Liabilities. EINI does not have any liability or obligation (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except liabilities (a) stated or adequately reserved against in the EINI Financial Statements or disclosed in the footnotes thereto; or (b)
(i) incurred after January 1, 1998, in the ordinary course of business consistent with past practices, (ii) not prohibited by this Agreement and (iii) not reasonably expected to have a material adverse effect.

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                   6.6  Absence  of Certain  Changes  or  Events.  Except to the
 extent not material to EINI or in connection with the transactions contemplated hereby, since January 1, 1998, there has not been any of the following:

     (a) any event, damage, destruction or loss, whether covered by insurance or not, which has had a material adverse effect;

     (b) any entry by EINI into a commitment or transaction material to EINI, which is not in the ordinary course of business consistent with prior practice;

     (c) any change by EINI in accounting principles, methods or practices, except insofar as may have been required by a change in GAAP;

     (d) except as required by its terms, any declaration, payment or setting aside for payment of any dividends or distributions in respect to shares of capital stock of EINI, or any redemption, purchase or other acquisition of any shares of capital stock of EINI;

     (e) any cancellation of any debts or waiver or release of any right or claim of EINI individually or in the aggregate material to EINI, whether or not in the ordinary course of business;

     (f) any revaluations by EINI of any of its assets or liabilities, including without limitation, writing off notes or accounts receivable;

     (g) other than in the ordinary course of business consistent with prior practice, any increase in the rate or terms of compensation payable or to become payable by EINI to its personnel; any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of personnel of EINI; employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by EINI for its personnel except for contributions in accordance with prior practice made to, and payments made to employees under, plans and arrangements existing on January 1, 1998;

     (h) any Tax election or settlement or compromise by EINI of any federal, state, local or foreign Tax liability;

     (i) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of EINI, other than in connection with the transactions contemplated hereby;

     (j) any purchase, acquisition or sale by EINI of any assets, other than in the ordinary course of business consistent with prior practice;

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     (k) any amendment,  cancellation  or termination of any material  contract, including, without limitation, any license or sublicense, or other instrument to which EINI is a party or to which EINI or any of the assets of EINI is bound;

     (1) any failure to pay when due any material obligation of EINI;

     (m) any failure to operate the business of EINI in the ordinary course with an effort to preserve the business intact, to keep available to EINI the services of its personnel, and to preserve for EINI the goodwill of its customers and others having business relations with EINI;

     (n) any commitment to borrow money entered into by EINI, or any loans made or agreed to be made by EINI, involving more than $10,000;

     (o) any liabilities incurred by EINI involving $10,000 or more, other than liabilities incurred in the ordinary course of business consistent with past practices;

     (p) any payment, discharge or satisfaction of any liabilities of EINI or any capital expenditure of EINI, other than (i) the payment, discharge or satisfaction in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in the EINI Financial Statements or incurred in the ordinary course of business consistent with prior practice since January 1, 1998 and (ii) any capital expenditures involving $10,000 or less, other than in the ordinary course of business consistent with prior practice;

     (q) any expenditures in excess of $10,000 made by EINI which are not reflected as an asset in EINI's balance sheet accounts or are not deductible for Federal income tax purposes other than in the ordinary course of business consistent with prior practice;

     (r) other than in the ordinary course of business consistent with prior practice (i) any agreement, commitment or other transaction entered into by EINI, other than any agreements involving an expenditure by EINI of not more than $10,000 entered into in the ordinary course of business consistent with past practices or (ii) any agreement or commitment entered into by EINI involving more than $10,000 that, pursuant to its terms, is not cancelable without penalty on less than thirty days' notice;

     (s) other than in the ordinary course of business consistent with prior practice any agreement by EINI to do any of the things described in the preceding clauses (a) through (r) of this Section 6.6, other than as expressly contemplated or provided for herein.

                  6.7 Title to Personal Properties. EINI has good and marketable title to, or a valid and effective right to use, all of its respective personal properties, including all personal properties reflected on the EINI Financial Statements or acquired since the date of the EINI

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


 Financial Statements (except property disposed of subsequent to that date in the ordinary course of business and except other immaterial items). Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest or title retention or other security arrangement except for liens for the payment of federal, state and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of EINI or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of EINI or materially impair the use thereof in the operation of their respective businesses. All leases pursuant to which EINI leases any substantial amount of personal property are valid and effective in accordance with their respective terms.

                   6.8      Contracts and Commitments.

     (a) Except as reflected in the EINI Financial Statements or incurred since the date thereof in the ordinary course of business consistent with past practice, no EINI Entity is a party to or subject to:

          (i) any agreement or other commitment, except agreements or other commitments which involve payments to or by EINI of $25,000 or less;

          (ii) any agreement or other commitment with any Person containing covenants limiting the freedom of EINI to compete in any line of business or with any Person or in any geographic location or to use or disclose any information in their possession;

          (iii) any license agreement (as licensor or licensee);

          (iv) any agreement of indemnification, other than indemnification rights granted in the Bylaws of EINI;

          (v) any agreement that contains a fixed penalty or liquidated damages clause for late performance or other default by EINI;

          (vi) any agreement or undertaking pursuant to which EINI is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations of any Person;

          (vii) any agreement with any personnel of EINI (other than agreements with former employees under which EINI has no obligations);

          (viii) any powers of attorney granted by EINI; and

          (ix) any leases of real property.

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     (b) EINI is not in violation or breach of any material contract. There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any material contract on the part of EINI or, to the knowledge of EINI, any other party thereto or would permit the modification, cancellation or termination of any material contract or result in the creation of any lien upon, or any person acquiring any right to acquire, any assets of EINI. To the knowledge of EINI, no other party to any material contract is in default thereunder or breach thereof. EINI has not received in writing any claim or threat that EINI has breached any of the terms and conditions of any material contract.

     (c) The consent of, or the delivery of notice to or filing with, any party to a material contract is not required for the execution aid delivery by EINI of this Agreement or the consummation of the transactions contemplated under the Agreement.

                   6.9 Brokers: Finder's Fee. Other than the $125,000 fee payable to Peter Berney or an affiliate, EINI has not entered into any agreement/arrangement/understanding which will result in the obligation to pay or finder's or other fee or commission (other than attorneys' accountants' and investment bankers' fees) in connection with the transactions contemplated by this Agreement.

                  6. 10 Litigation. There are no legal actions (a) pending or, to the Knowledge of EINI, threatened against EINI or the transactions contemplated by this Agreement or (b) pending or, to the Knowledge of EINI, threatened against any current personnel of EINI. EINI is not subject to any order, judgment, writ, injunction or decree of any governmental authority.

                  6. 11 lam. EINI has timely filed all material Tax Returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. EINI has paid, within the time and manner prescribed by law, all material Taxes that are due and payable.

                  6.12 Proprietary Rights. EINI has provided or will provide OMNI with a true, accurate and complete list of all proprietary rights which are owned or used by EINI. To the Knowledge of EINI, the use of the proprietary rights by EINI has not infringed, is not infringing upon and is not otherwise violating the rights of any Person in or to such proprietary rights or the asserted proprietary rights of others. No notices have been received by EINI that the use of the proprietary rights by EINI infringes upon or otherwise violates any rights of a Person in or to such proprietary rights or the proprietary rights of others. To the Knowledge of EINI, no person is infringing on the proprietary rights owned by EINI.

                  6.13 Labor Matters. There are no present or, to the knowledge of EINI, threatened Actions or work stoppages relating to any EINI Personnel. EINI is not a party to any collective bargaining agreement with respect to employees, and, to the Knowledge of

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


 EINI, there are no activities of any labor union seeking to represent or organize the employees of EINI. No unfair labor practice, or race, sex, age, disability or other discrimination, complaint is pending, nor is any such complaint, to the knowledge of EINI, threatened against EINI before the National Labor Relations Board, Equal Employment Opportunity Commission or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the Knowledge of EINI, threatened against EINI.

                  6.14  Employee  Benefit  Plans.  Since  the  date of the  EINI
Financial Statements, there has not been any adoption or amendment in any material respect by EINI of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of EINI or any person affiliated with EINI under Section 414(b), (c), (m) or (o) of the Code (collectively, "EINI Benefit Plans"). Except as would not have any EINI Material Adverse Effect, (A) all EINI Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) EINI has no liabilities or obligations with respect to such EINI Benefit Plan, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course), nor to the knowledge of EINI are any such liabilities or obligations expected to be incurred.

                  6.15 Transactions with Certain Persons. To the knowledge of EINI, no current EINI Personnel, or any member of the immediate family of any current EINI personnel or any other Affiliate of EINI is presently a party to any material agreement, arrangement or other transaction with EINI, other than employment agreements or independent contractor agreements made available to OMNI, or has an interest in any party to a material contract.

                  6.16 Payments. EINI has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official, governmental authority or other person, in the United States or any other country, which is in any manner related to the business or operations of EINI which EINI knows or has reason to believe to have been illegal under any federal, state or local Law of the United States or the Laws of any other country having jurisdiction; and EINI has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers or which violate any applicable Law.

                  6.17 Board Actions. The Board of Directors of EINI (at a meeting duly called and held) has resolved to recommend approval by the shareholders of EINI of: (i) this Agreement, and (ii) amendment of the Articles of Incorporation of EINI designating a series of EINI Preferred Stock with the same rights, preferences and privileges as those incident to the OMNI Series B Preferred Stock.

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                   6.18 Disclosure.  The  representations and warranties of EINI herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of EINI to OMNI as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of EINI, there are no material facts or circumstances relating to EINI which have not been disclosed herein to OMNI. There is no fact known to EINI that has specific application to EINI (other than general economic or industry conditions) and that materially adversely affects or, as far as EINI can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of EINI that has not been set forth in this Agreement or the schedules hereto.

                   6.19 Real Property and Certain Other Matters.

     (a) EINI has made or will make available to OMNI lists of all real property owned by EINI. With respect to each such parcel of owned real property, except for matters which would not have a material adverse effect:

          (i) the owner has good and marketable title to the parcel of real property, free and clear of any security interest, mortgage, deed of trust, lien, claim, encumbrance, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character;

          (ii) there are no outstanding options or rights of first refusal to purchase the real property.

     (b) EINI has made or will make available to OMNI lists of all real property leased or subleased to EINI. Each lease and sublease listed is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect.

     (c) EINI has not received written notice from any landlord that EINI is in default of any material terms, conditions", or provisions of any lease relating to any property leased by EINI (other than written notices received in the past as to alleged defaults which have been cured, waived or otherwise resolved). The leases represent the entire agreement between EINI and the respective landlords relating to the properties leased by EINI. EINI uses each such property in accordance with its authorized use.

     (d) The buildings and material equipment, fixtures, furniture,  furnishings
and  office  equipment  (and  other  material   tangible   personal  assets  and
properties) of

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 EINI  presently  used in  their  respective  businesses  are in good  operating condition and in a state of reasonable maintenance and repair, normal wear and tear excepted. The equipment, fixtures and other tangible personal assets and properties located in the properties leased by EINI are sufficient to operate the business of EINI as currently operated.

                   6.20 Bonds. EINI has made available to OMNI all bonds, guaranties, comfort letters and similar instruments currently maintained by or on behalf of EINI.

                   6.21 Minute Books. The minute books of EINI accurately record all material actions taken by its shareholders and directors.

                   6.22 Rule 504 Sales. From and after the date of this Agreement, but prior to the Effective Date, EINI has issued press releases regarding the proposed merger with OMNI. Share trading has taken place on the open market in contemplation of such merger being consummated. In addition, EINI has conducted sales of securities pursuant to Rule 504 in the approximate amount of $700,000 at prices from 171/2 cents to 55 cents per share. Any such share trading activity after the date of this Agreement shall not effect any of the terms and conditions referenced in this Agreement.

                   6.23 Form l5c-2(11). The Form 15c-2(l1) provided by EINI to OMNI and is currently on file and effective with the SEC.

                                    ARTICLE 7

                              PRE-CLOSING COVENANTS

                   7.1      Operation of OMNI Business.

     (a) Except as specifically provided in this Agreement between the date of this Agreement and the Effective Time, OMNI shall:

          (i) use all reasonable efforts to preserve intact its business organization and existing relationships with suppliers, employees, agents and any other Persons having business relations with it;

          (ii) maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

          (iii) pay accounts payable and other obligations when they become due and payable in the ordinary course of business consistent with past practices except to the extent disputed in good faith;

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          (iv) conduct its business in the ordinary course  consistent with past practices, or as required by this Agreement;

          (v) pay all Taxes when due and file all Tax Returns on or before the due date therefor except to the extent disputed in good faith;

          (vi) make appropriate provisions in its books of account and records for Taxes relating to its operations during such period (regardless of whether such Taxes are required to be reflected in a tax return having a due date on or prior to the Closing Date);

          (vii) take no action that would have the effect of deferring any liability for taxes to any taxable period ending after Effective Time except in the usual and ordinary manner, in conformity with past practices; and

          (viii) withhold all taxes required to be withheld and remitted by or on behalf of OMNI in connection with amounts paid or owing to any OMNI Personnel or other person, and pay such taxes to the proper governmental authority or set aside such taxes in accounts for such purpose.

     (b) Without the prior written consent of EINI, between the date of this Agreement and the Effective Time (or termination of this Agreement), OMNI shall not:

          (i) issue any capital stock (except for the issuance of OMNI Common Stock upon the exercise of outstanding options, warrants or other convertible instruments) or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of OMNI;

          (ii) directly or indirectly redeem, purchase, sell or otherwise acquire any capital stock of OMNI;

          (iii) grant any increase in the compensation payable, or to become payable, to any OMNI Personnel or enter into any bonus, insurance, pension, severance, change- in-control or other benefit plan, payment, agreement or arrangement for or with any OMNI Personnel, except as consistent with past practices in the ordinary course of business;

          (iv) borrow or agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to OMNI other than in the ordinary course of business consistent with past practices;

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          (v) enter into any  agreement,  contract,  lease or other  commitment, other than in the ordinary course of business consistent with past practices;

          (vi) place or allow to be placed a lien on any of the assets of OMNI other than in the ordinary course of business consistent with past practices;

          (vii) cancel, discount or otherwise compromise any indebtedness owing to OMNI or any claims which OMNI may possess or waive any rights of material value, except in the ordinary course of business consistent with past practices;

          (viii) sell or otherwise dispose of any assets of OMNI, except in the ordinary course of business consistent with past practices;

          (ix) commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment;

          (x) violate any law or governmental approval;

          (xi) make any loan, advance, distribution or payment of any type or to any OMNI personnel or any member of the immediate family of OMNI personnel or any Affiliate of OMNI, except as regular compensation for services actually rendered;

          (xii) amend its Articles of Incorporation or Bylaws;

          (xiii) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any Person or division thereof;

          (xiv) make any tax election or settle or compromise any Tax liability other than in the ordinary course of business consistent with past practices; or

          (xv) purchase any material amount of assets or properties other than in the ordinary course of business consistent with past practices.

                  7.2      Operation of EINI Business.

     (a) Except as specifically provided in this Agreement between the date of this Agreement and the Closing Date, EINI shall:

          (i) use all reasonable efforts to preserve intact its business organization and existing relationships with suppliers, employees, agents and any other Persons having business relations with it;

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


          (ii) maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

          (iii) maintain its present insurance in full force and effect, with policy limits and scope of coverage not less than is now provided by its present insurance;

          (iv) conduct its business in the ordinary course consistent with past practices, or as required by this Agreement;

          (v) pay all taxes when due and file all Tax Returns on or before the due date therefor except to the extent disputed in good faith;

          (vi) withhold all taxes required to be withheld and remitted by or on behalf of each EINI in connection with amounts paid or owing to any personnel of any EINI Entity or other Person, and pay such taxes to the proper Governmental Authority or set aside such Taxes in accounts for such purpose.

     (b) Without the prior written consent of OMNI, between the date of this Agreement and the Effective Time (or termination of this Agreement), EINI shall not:

          (i) issue any capital stock (except for the issuance of EINI shares to be exchanged for OMNI Exchangeable Shares or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of EINI or Rule 504 sales referenced herein).

          (ii) grant any increase in the compensation payable, or to become payable, to any personnel of EINI or enter into any bonus, insurance, pension, severance, change- in-control or other benefit plan, payment, agreement or arrangement for or with any personnel of EINI, except as consistent with past practices in the ordinary course of business;

          (iii) borrow or agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to EINI other than in the ordinary course of business consistent with past practices or in connection with the funding of the transactions contemplated hereby;

          (iv) cancel, discount or otherwise compromise any indebtedness owing to EINI or any claims which EINI may possess or waive any rights of material value, except in the ordinary course of business consistent with past practices;

          (v) sell or otherwise dispose of any assets of EINI except in the ordinary course of business consistent with past practices;

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


          (vi) commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment;

          (vii) violate any law or governmental approval;

          (viii) make any loan, advance, distribution or payment of any type or to any personnel of EINI or any member of the immediate family of any personnel of EINI or any Affiliate of EINI, except as regular compensation for services actually rendered;

          (ix) amend its Articles of Incorporation or Bylaws;

          (x) make any tax election or settle or compromise any tax liability other than in the ordinary course of business consistent with past practices; or

          (xi) purchase any material amount of assets or properties other than in the ordinary course of business consistent with past practices.

For the purposes of this Section 7.2(b), whether a change has a material and adverse impact on EINI shall be determined by EINI and OMNI or, if they are unable to agree, by an independent investment banker reasonably acceptable to OMNI and EINI, the cost of which shall be borne by EINI.

                  7.3 No Other Bids. OMNI agrees that neither OMNI nor any of its officers, directors, Affiliates, representatives or agents will directly or indirectly solicit, contact, encourage or provide information to, or cooperate in any manner with, any Person (other than EINI) regarding any Competing Transaction or act in a manner which would have the effect, directly or indirectly, of frustrating the completion of the Merger on the terms hereof; provided, however, should OMNI receive an unsolicited offer or inquiry regarding a Competing Transaction ("Unsolicited Offer") in spite of the agreement in this Section and the Board of Directors of OMNI is advised in good faith by outside legal counsel (which may be OMNI's regularly engaged legal counsel) that their fiduciary duty requires consideration of such Unsolicited Offer, then OMNI may consider such Unsolicited Offer and provide the offeror information. Upon receipt of any Unsolicited Offer, OMNI will immediately notify EINI orally and in writing that an Unsolicited Offer was made and, unless OMNI is advised in good faith in writing by counsel that to do so would be a breach of duty under law, provide to EINI a copy of the Unsolicited Offer.

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                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

                   8.1              Access to Information.

     (a) From the date hereof to the Effective Time, OMNI shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to EINI and to the officers, employees and agents of EINI reasonable access during normal business hours to OMNI's officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to EINI all financial, operating and other data and information as EINI, through its agents, officers, employees or other representatives, may reasonably request.

     (b) From the date hereof to the Effective Time, EINI shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to OMNI and to the officers, employees and agents of OMNI reasonable access during normal business hours to EINI's officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to OMNI all financial, operating and other data and information as OMNI, through its agents, officers, employees or other representatives, may reasonably request.

     (c) No investigation pursuant to Section 8. 1 (a) shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties,

                  8.2 Expenses and Taxes. The Parties shall each pay their respective costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees of their respective attorneys, accountants and advisors.

                  8.3 News Releases. Except as provided by , any news releases or other public disclosure pertaining to the transactions contemplated hereby shall be reviewed and approved in writing by both EINI and OMNI or their respective representatives, and shall be acceptable to them prior to the dissemination thereof.

                  8.4 Additional Agreements. Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each such corporation shall take all such necessary or desirable action.

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                   8.5      Notification of Certain Matters.

     (a) OMNI shall give prompt notice to EINI of (i) any material inaccuracy in any representation or warranty made by it herein, or (ii) any material failure of OMNI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by OMNI under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of OMNI or the conditions to the obligations of EINI hereunder.

     (b) EINI shall give prompt notice to OMNI of (i) any material inaccuracy in any representation or warranty made by it herein, or (ii) any material failure of EINI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of EINI or the conditions to the obligations of OMNI hereunder.

     (c) OMNI and EINI shall each promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, in the future would have, a material adverse effect.

                   8.6      Confidentiality.

     (a) Each Party shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any confidential information of another Party obtained through the investigations permitted hereunder, which for the purposes hereof shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by a Party or one of its Affiliates in violation of its obligations under this subsection, (ii) becomes available to a Party on a nonconfidential basis from a source, other than the Party which alleges the information is confidential or its Affiliates, which has represented that such source is entitled to disclose it, or (iii) was known to a Party on a nonconfidential basis prior to its disclosure to such Party hereunder. If this Agreement is terminated, at the request of a Party, the other Party shall deliver, and cause its officers, employees, agents, and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain confidential information of the requesting Party pursuant to investigations permitted hereunder, to deliver to the requesting Party all such confidential information that is written (including copies or extracts thereof).

     (b) If a Party or a Person to whom a Party transmits confidential information of another Party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of such confidential information, such

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 Party or other Person will provide the other Party with prompt  written  notice so that such Party may seek a protective order or other appropriate remedy or waive compliance with Section 8.6(a). If such protective order or other remedy is not obtained, or if the applicable Party waives compliance with Section 8.6(a), the Party or Person subject to the request will furnish only that portion of such confidential information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information.

                  8.7 Consents and Filing . The Parties shall, promptly after execution of this Agreement, make all required filings and submissions with respect to the Merger. Each Party will take all reasonable actions to obtain any other consent, authorization, order or approval of, or any exemption by, any Person required to be obtained or made in connection with the Merger and the other transactions contemplated by this Agreement. Each Party will cooperate with and promptly furnish information to the other Party in connection with obtaining such consents or making any such filings and will promptly furnish to the other Party a copy of all filings made with a Governmental Authority.

                  8.8 EINI SEC Filing . Between the date hereof and the Closing Date, OMNI shall cooperate with EINI in connection with the preparation and filing of, and provide to EINI for inclusion or incorporation by reference in, any reports, filings, schedules or registration statements (including any prospectus contained in any such registration statement) to be filed by EINI with the Commission (the "EINI Filings"). Without limiting the foregoing, OMNI shall take all reasonable actions requested by EINI to enable EINI to include or incorporate by reference in the EINI Filings any Financial Statement of OMNI, including, without limitation, all documents required for listing on the NASD bulletin board and any auditors' report thereon.

                  8.9 Contemplated Post-Effective Management Structure. The officers and directors of CASTNET shall consist of the same persons as EINI. Each of the directors and officers shall hold office until the next scheduled annual meeting of shareholders of EINI, scheduled for September 15, 1999.

                                    ARTICLE 9

                             SECURITIES LAW MATTERS

                  9.1 Disposition of Shares. The New EINI Shares are being acquired hereunder pursuant to a private placement under Regulation D, and therefore, such securities shall not be sold or otherwise disposed of, except
(a) pursuant to an exemption from the registration requirements under the Securities Act, (b) in accordance with Rule 144 under the Securities Act, or (c) pursuant to an effective registration statement filed by EINI with the SEC under the Securities Act. To the extent the Shareholders comply with the provisions of

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Rule 144 under the  Securities Act in effecting  sales of the EINI Shares,  EINI agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for the Shareholders to sell, transfer and/or dispose of the EINI Shares in accordance with Rule 144.

                  9.2 Legend. The certificates representing the New EINI Shares shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT-), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT. AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

EINI may, unless a registration statement is in effect covering such shares or unless the proposed transfer comply with Rule 144, place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.

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                                   ARTICLE 10

                                     CLOSING

                   10. 1 Closing.

     (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of
Section 11. 1, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California, or such other place as shall be mutually agreed to by OMNI and EINI, on or before February 26, 1999, or at such other place, time and date as the Parties may mutually agree. The date and time of such Closing are herein referred to as the "Closing Date." Notwithstanding the Closing Date, the Effective Time shall be deemed to have occurred only when (i) the matters provided for in Sections 2.2 and 2.3 shall have occurred and (ii) all of the certificates and other documents required to be delivered at the Closing have been delivered (or the requirement therefor waived), as specified in Sections 10.2 and 10.3 hereof.

     (b) Notwithstanding any approval of this Agreement by the shareholders of OMNI, no agreement among the Parties to change the place, time or date of the Closing shall require the approval of the shareholders of OMNI.

                  10.2 Documents to be Delivered by EINI. At the Closing, EINI shall deliver to OMNI the following:

     (a) A certificate, executed by an officer of EINI in such detail as OMNI shall reasonably request, certifying that all representations, warranties and covenants herein are true and correct as of the Effective Time. The delivery of such certificate shall constitute a representation and warranty of EINI as to the statements set forth therein.

     (b) A copy of the resolutions adopted by the shareholders and Board of Directors of EINI approving this Agreement and the Merger, certified by its Secretary.

                  10.3 Documents to be Delivered by OMNI. At the Closing, OMNI shall deliver to EINI the following:

     (a) A certificate, executed by the President of OMNI, in such detail as EINI shall reasonably request, certifying that all representations, warranties and covenants herein are true and correct as of the Effective Time. The delivery of such certificate shall constitute a representation and warranty of OMNI as to the statements set forth therein.

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     (b) A copy of the  resolutions  adopted  by the  Shareholders  and Board of
Directors of OMNI approving this Agreement and the Merger, certified by this Secretary,

                                   ARTICLE 11

                                   TERMINATION

                   11.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent of each of the Parties hereto at any time prior to the Closing;

     (b) by EINI in the event of a material breach by OMNI of any provision of this Agreement which has not been cured within 30 days after notice of such breach is delivered to the breaching party;

     (c) by OMNI in the event of a material breach by EINI of any provision of this Agreement which has not been cured within 30 days after notice of such breach is delivered to the breaching party;

     (d) by either EINI or OMNI if the Closing shall not have occurred by February 26, 1999 (the "Termination Date"); provided, however, the right to terminate this Agreement under this Section 11. 1 (a) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or results in, the failure of the Closing to have occurred on or before the Termination Date; or

                  11.2  Effect of  Termination. Except  for  the  provisions  of
Section 8.6 hereof (Confidentiality), which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to
Section 11. 1, this Agreement shall forthwith become void and of no further force and effect and the Parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any Party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

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                                   ARTICLE 12
                               GENERAL PROVISIONS

                   12.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

                   12.2 Waiver. At any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by OMNI's shareholders, any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party hereto or (b) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party making the waiver or granting the extension by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                   12.3 Assignment and Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by OMNI without the prior written consent of EINI or assigned by EINI without the prior written consent of OMNI; provided, however, EINI may assign any of its rights hereunder to any direct or indirect wholly-owned subsidiary of EINI without the consent of OMNI, although such assignment shall not release EINI of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, transferees and assigns, and no other Person shall have any right, benefit or obligation hereunder.

                   12.4 Governing Law. Except as to matters relating to the internal laws of a jurisdiction, this Agreement shall be governed by, and construed in accordance with, the law of the State of California, without regard to the conflicts of law principles thereof.

                   12.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof.

                   12.6 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

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                   12.7 Titles. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                   12.8 Attorneys' Fees. Should any Party institute any Action to enforce any provision of this Agreement, including, without limitation, an Action for declaratory relief, damages by reason of an alleged breach of any provision of this Agreement, equitable relief or otherwise in connection with this Agreement, or any provision hereof, the prevailing Party shall be entitled to recover from the losing Party or Parties reasonable attorneys' fees and costs for services rendered to the prevailing Party in such Action.

                   12.9 Multiple Counterparts. This Agreement' may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                   12.10 Notices. Unless applicable Law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any Party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another Party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable Party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the Parties are as follows:

SLE LADOCS\2441261 13 60004 000101/20/99

      If to OMNI:

          Only Multimedia Network, Inc. 5820 Wilshire Boulevard Suite 503 Los Angeles, California 90036 Fax: (213) 964-1050 Attn: Paul Kessler, President

      with a copy to:

          Jeffer, Mangels, Butler & Marmaro LLP 2121 Avenue of the Stars 10th Floor Los Angeles, California 90067 Fax: (310) 203-0567 Attention:
          Jeffrey E. Sultan, Esq.

      If to EINI or Castnet:

          The Entertairunent Internet, Inc. Douglas Ansell 1700 East Desert Inn Road Suite 403 Las Vegas, Nevada 89109

      with a copy to:

          Shawn F. Hackman, a P.C. 1600 E. Desert Inn Suite 102 Las Vegas, Nevada 89109 Fax: (702) 732-7516 Attention: Shawn F. Hackman, Esq.

Any Party may change such Party's address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other Parties.

                  12. 11 Incorporation by Reference. All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.

SLE LADOCS\2"1261 13 60004 000101/20/99                 -32-

                  IN WITNESS WHEREOF, each of EINI, Castnet and OMNI has caused this Agreement to be executed as of the date first written above by its officer thereunto duly authorized.

                                            THE ENTERTAINMENT INTERNET, INC.
                                                A Nevada Corporation

                                                  /s/ Tracy Sinclair
                                            By:
                                                 Tracy Sinclair, President

                                                  /s/ Douglas Ansell
                                            By:
                                                 Douglas Ansell, Secretary

                                            ONLY MULTIMEDIA NETWORK, INC.

                                                  /s/ Paul Kessler
                                            By:
                                                 Paul Kessler, Chairman

SLE LADOCSU"1261 13 60004 000101/20/99

                             OFFICERS' CERTIFICATE

                        THE ENTERTAINMENT INTERNET, INC.,
                            a California corporation

Thom Mount and Paul Kessler do hereby certify that:

         1. They are the duly elected and acting Vice-President and Secretary, respectively, of The Entertainment Internet, Inc., a California corporation (the "Corporation").

         2. The Agreement of Merger in the form attached was duly approved on behalf of the Corporation by its board of directors.

         3. The principal terms of the Agreement of Merger in the form attached were approved by the Corporation by the vote of a number of shares of each class which equaled or exceeded the vote required, such classes, the total number of outstanding shares of each class entitled to vote on the merger and the percentage vote required of each class being as follows:

                                   Total Number of
                                   Outstanding Shares       Percentage
 Name of Class                     Entitled to Vote         Vote Required

 Common Stock                          1,000                  More than 50%

          4. Equity securities of the Corporation's parent corporation, The Entertainment Internet, Inc., a Nevada corporation, are to be issued in the merger and the required vote of the shareholders of the parent corporation was obtained.

          Each of the undersigned further declares under penalty of perjury under the laws of the State of California that he has read this Certificate and knows the contents hereof and that the matters set forth in this Certificate are true and correct of his own knowledge.

Dated:            March 22, 1999


                                        /s/ Thom Mount
                                        Thom Mount, Vice President

                                        /s/ Paul Kessler
                                        Paul Kessler, Secretary
[Corporate Seal]
[GRAPHIC OMITTED]

                             OFFICERS' CERTIFICATE

                      ONLY MULTIMEDIA NETWORK INCORPORATED,
                            a California corporation

than Mount and Paul Kessler do hereby certify that:

         1. They are the duly elected and acting - Chairman and Secretary, respectively, of Only Multimedia Network Incorporated, a California corporation (the "Corporation").

         2. The Agreement of Merger in the form attached was duly approved on behalf of the Corporation by its board of directors.

         3. The principal terms of the Agreement of Merger in the form attached were approved by the Corporation by the vote of a number of shares of each class which equaled or exceeded the vote required, such classes, the total number of outstanding shares of each class entitled to vote on the merger and the percentage vote required of each class being as follows:


                                  Total Number
                                 of Outstanding
                                 Shares Entitled          Percentage
Name of Class                       to Vote              Vote Required
-------------                       -------              -------------

Common Stock                       8,852,279             More than 50%

Preferred Stock                        5,400             More than 50%


         Each of the undersigned further declares under penalty of perjury under the laws of the State of California that he has read this Certificate and knows the contents hereof and that the matters set forth in this Certificate are true and correct of his own knowledge.

Dated:            March 22, 1999



/s/ Thom Mount
Thom Mount
Chairman of the
Board of Directors

/s/ Paul Kessler
Paul Kessler
Secretary